  Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On March 12, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Chan Heng Fai, the founder, Chairman and Chief Executive Officer of the Company, for four proposed transactions, consisting of (i) purchase of certain warrants (the “Warrants”) to purchase 1,500,000,000 shares of Alset International Limited (“Alset International”), which was valued at $28,363,966; (ii) purchase of all of the issued and outstanding stock of LiquidValue Development Pte Ltd. (“LVD”), which was valued at $173,395; (iii) purchase of 62,122,908 ordinary shares in True Partners Capital Holding Limited (HKG: 8657) (“True Partners”), which was valued at $6,729,629; and (iv) purchase of 4,775,523 shares of the common stock of American Pacific Bancorp Inc. (“APB”), which was valued at $28,653,138. The total amount of above four transactions was $63,920,129, payable on the Closing Date by the Company, in four convertible promissory notes (collectively, the “Alset CPNs”). Subject to the approval of the Company’s shareholders, the Alset CPNs shall be convertible into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal of $5.59 per share. This conversion price is equivalent to the average of the five closing share prices of the Company’s common stock preceding January 4, 2021, as quoted by Bloomberg L.P.

The following unaudited pro forma combined financial statements were prepared by applying certain pro forma adjustments to the historical financial statements of the Company. The pro forma adjustments give effect to the four transactions described above.

The unaudited pro forma combined statements of operations for our fiscal years ended December 31, 2020 and 2019, respectively, give effect to the four transactions as if they had occurred on January 1st of each year.

We determined that the four transactions described above were transactions between entities under common control, similar to a pooling of interest under APB Opinion 16. FASB ASC Topic 805, Business Combinations (“ASC 805”) provides guidance to present financial statements.

These unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition would have been had the four transactions actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma combined financial statements in conjunction with the historical financial statements, including the related notes.

Unaudited Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss
For the Years Ended December 31, 2020 and 2019
(Expressed in U.S. Dollars, except number of shares)

	Alset EHome International 2020	American Pacific Bancorp 2020	Pro Forma Adjustments *	Pro Forma 2020	Alset EHome International 2019	American Pacific Bancorp 2019	Pro Forma Adjustments *	Pro Forma 2019
Revenue	(Audited)	(Audited)		(Unaudited)	(Audited)	(Audited)		(Unaudited)
Property Sales	$13,643,689	$-		$13,643,689	$22,855,446	$-		$22,855,446
Biohealth Product Sales	2,594,511	-		2,594,511	1,371,298	-		1,371,298
Others	-	-		-	31,209	-		31,209
Total Revenue	16,238,200	-		16,238,200	24,257,953	-		24,257,953
Operating Expenses
Cost of Sales	12,085,574	-		12,085,574	19,968,757	-		19,968,757
General and Administrative	5,843,067	369,882	261,739	6,474,688	5,860,144	347,489	232,266	6,439,899
Inventory Written Off	-	-		-	141,265	-		141,265
Impairment of Real Estate	-	-		-	5,230,828	-		5,230,828
Other Operating Expenses	-	-	600,270	600,270	-	-	327,477	327,477
Total Operating Expenses	17,928,641	369,882		19,160,532	31,200,994	347,489		32,108,226
				-
Operating Losses From Continuing Operations	(1,690,441)	(369,882)		(2,922,332)	(6,943,041)	(347,489)		(7,850,273)

Other Income (Expense)
Interest Income	16,321	49,020		65,341	52,145	48,582		100,727
Interest Expense	(147,640)	-		(147,640)	(372,902)	-		(372,902)
Gain on Disposal of Subsidiary	-	-		-	299,255	-		299,255
Net Gain in the Unconsolidated Period	61,346	-		61,346	-	-		-
Foreign Exchange Transaction Loss	(354,392)	-		(354,392)	(341,415)	-		(341,415)
Unrealized Gain (Loss) on Securities Investment	(1,750,454)	55,788	(1,978,434)	(3,673,100)	320,032	(123,663)		196,369
Realized Gain on Securities Investment	1,115	-		1,115	7,944	-		7,944
Loss on Investment on Security by Equity Method	(227,643)	-		(227,643)	-	-		-
Other Expense		(73,041)		(73,041)	-	-		-
Other Income	119,334	2,581	543,490	665,405	17,414	1,490	115	19,019
Total Other Income (Expense), Net	(2,282,013)	34,348		(3,682,609)	(17,527)	(73,591)		(91,003)

Net Loss from Continuing Operations Before Income Taxes	(3,972,454)	(335,534)		(6,604,941)	(6,960,568)	(421,080)		(7,941,276)
				-
Income Tax Expense from Continuing Operations	(8,543)	-		(8,543)	(431,388)	-		(431,388)

Net Loss Income from Continuing Operations	(3,980,997)	(335,534)		(6,613,484)	(7,391,956)	(421,080)		(8,372,664)

Loss from Discontinued Operations, Net of Tax	(417,438)	-		(417,438)	(661,472)	-		(661,472)
Net Loss	(4,398,435)	(335,534)		(7,030,922)	(8,053,428)	(421,080)		(9,034,136)

Net Loss Attributable to Non-Controlling Interest	(1,881,559)		(45,498)	(1,927,057)	(2,822,963)		(57,098)	(2,880,061)

Net Loss Income Attributable to Common Stockholders	$(2,516,876)			$(5,103,865)	$(5,230,465)			$(6,154,075)

Other Comprehensive Income (Loss), Net
Unrealized Gain on Securities Investment	19,486			19,486	(55,213)			(55,213)
Foreign Currency Translation Adjustment	1,148,898			1,148,898	10,028			10,028
Comprehensive Loss	(3,230,051)			(5,862,538)	(8,098,613)			(9,079,321)

Comprehensive Loss Attributable to Non-controlling Interests	(1,314,761)		(45,498)	(1,360,259)	(2,836,998)		(57,098)	(2,894,096)

Comprehensive Loss Attributable to Common Stockholders	$(1,915,290)			$(4,502,279)	$(5,261,615)			$(6,185,225)

Net Income (Loss) Per Share - Basic and Diluted
Continuing Operations	$(0.27)			$(0.57)	$(0.47)			$(0.57)
Discontinued Operations	$(0.03)			$(0.04)	$(0.05)			$(0.05)
Net Loss Per Common Share	$(0.30)			$(0.61)	$(0.52)			$(0.61)

Weighted Average Common Shares Outstanding - Basic and Diluted	8,352,425			8,352,425	10,001,000			10,001,000

Unaudited Pro Forma Consolidated Balance Sheets

	Alset EHome International as Reported December 31, 2020	American Pacific Bancorp as Reported December 31, 2020 (1)	Pro Forma Adjustments *	Pro Forma December 31, 2020	Alset EHome International as Reported December 31, 2019	American Pacific Bancorp as Reported December 31, 2019 (1)	Pro Forma Adjustments *	Pro Forma December 31, 2019
Assets:	(Audited)	(Audited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Current Assets:
Cash	$22,124,491	$1,848,455	$492,977	$24,465,923	$2,774,587	$449,115	$257,437	$3,481,139
Restricted Cash	6,769,533	-		6,769,533	4,447,678	-		4,447,678
Account Receivables, Net	1,366,194	-		1,366,194	170,442	-		170,442
Other Receivables	270,222	279,177	95,177	644,576	681,677	256,140		937,817
Note Receivables - Related Parties	624,986	24,583		649,569	-	-		-
Prepaid Expenses	1,470,680	-		1,470,680	145,186	-		145,186
Inventory	90,068	-		90,068	116,698	-		116,698
Investment in Securities at Fair Value	48,857,483	313,343	6,652,477	55,823,303	3,015,698	257,555	10,803,192	14,076,445
Investment in Securities at Cost	280,516	-		280,516	200,128	-		200,128
Deposits	47,019	-		47,019	70,208	-		70,208
Current Assets from Discontinued Operations	-	-		-	139,431	-		139,431
Total Current Assets	81,901,192	2,465,558		91,607,381	11,761,733	962,810		23,785,172

Real Estate
Properties under Development	20,505,591	-		20,505,591	23,884,704	-		23,884,704
Operating Lease Right-Of-Use Asset	574,754	-		574,754	146,058	-		146,058
Deposit	249,676	-		249,676	-	-		-
Loan Receivable	-	840,000		840,000	-	-		-
Property and Equipment, Net	85,365	-		85,365	80,285	-		80,285
Total Assets	$103,316,578	$3,305,558		$113,862,767	$35,872,780	$962,810		$47,896,219

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts Payable and Accrued Expenses	$1,553,132	$117,188		$1,670,320	$3,995,001	$49,397	$2,972	$4,047,370
Accrued Interest - Related Parties	-	-		-	834,536	-		834,536
Deferred Revenue	2,867,226	-		2,867,226	258,594	-		258,594
Builder Deposits	1,262,336	-		1,262,336	890,069	-		890,069
Operating Lease Liability	381,412	-		381,412	58,865	-		58,865
Notes Payable	172,706	-		172,706	157,105	-		157,105
Notes Payable - Related Parties	1,526,208	-	64,743,952	66,270,160	410,000	-	66,185,213	66,595,213
Income Tax Payable	-	-		-	420,327	-		420,327
Current Liabilities from Discontinued Operations	-	-		-	7,021	-		7,021
Total Current Liabilities	7,763,020	117,188		72,624,160	7,031,518	49,397		73,269,100
Long-Term Liabilities:
Builder Deposits	-	-		-	1,555,200	-		1,555,200
Operating Lease Liability	193,342	-		193,342	91,330	-		91,330
Note Payable, Net of Discount	636,362	-		636,362	-	-		-
Notes Payable - Related Parties	-	-		-	4,971,401	-		4,971,401
Total Liabilities	8,592,724	117,188		73,453,864	13,649,449	49,397		79,887,031

Stockholders' Equity:
Preferred Stock	-	4,917	(4,917)	-**	-	-
Common Stock	8,570	55,248	(55,248)	8,570**	10,001	50,331	(50,331)	10,001
Additional Paid In Capital	97,950,440	4,142,448	(55,057,499)	47,035,389	54,263,717	1,541,791	(54,726,709)	1,078,799
Accumulated Deficit	(43,010,991)	(1,014,243)	(2,733,485)	(46,758,719)	(40,494,115)	(678,709)	(469,780)	(41,642,604)
Accumulated Other Comprehensive Income	2,153,318	-	(9,980)	2,143,338	1,468,269	-	(4,593)	1,463,676
Equity Attributable to Stockholders of the Company	57,101,337	3,188,370		2,428,578	15,247,872	913,413		(39,090,128)
Non-controlling Interests	37,622,517	-	357,808	37,980,325	6,975,459	-	123,857	7,099,316
Total Stockholders' Equity	94,723,854	3,188,370		40,408,903	22,223,331	913,413		(31,990,812)

Total Liabilities and Stockholders' Equity	$103,316,578	$3,305,558		$113,862,767	$35,872,780	$962,810		$47,896,219

*Proforma Adjustments:

(1)
4,775,523 common shares of APB represented 86.4% of APB’s total outstanding shares as of March 12, 2021, the date the PSA was entered with Mr. Chan Heng Fai. In the Unaudited Proforma Financial Statements, we assume the same ownership in the years of 2020 and 2019 and as of December 31, 2020 and 2019. We adjusted non-controlling interest of APB in both Unaudited Pro Forma Consolidated Balance Sheets and Unaudited Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss.

(2)
True Partners Capital Holding Limited (HKG: 8657) started trading on Hong Kong Stock Exchange at October 16, 2020. We assume the fair value of 62,122,908 ordinary shares of Ture Partners was $8,629,280 on January 1, 2020 and 2019, the fair value on October 16, 2020, which was calculated under the closing market price on that day.

(3)
The Company started trading on November 24, 2020. We assumed the market share price of the Company was $5.59 per share or less, the conversion price on the four promissory notes, as of January 1, 2020 and 2019. Based on this assumption, no Beneficiary Conversion Feature (“BCF”) was recorded in the pro forma financial statements. However, BCF may be recorded in the future actual financial statements under ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and may have huge impact on the future actual financial statements. Based on the Company’s stock price on March 12, 2021, the agreement date as the commitment date of BCF, the BCF intrinsic value is approximately $50 million, which will be recorded as debt discount and amortized on a monthly basis until the expiration date of the promissory notes or the conversion date, whichever is earlier.

**Preferred Stock and Common Stock

In both Unaudited Pro Forma Consolidated Balance Sheets and Unaudited Pro Forma Consolidated Statements of Operations and Other Comprehensive Loss, we do not include the transaction that Mr. Chan Heng Fai exchanged his common stock to preferred stock on May 3, 2021. The management expects that he will convert the preferred stock back to common stock in a short period.